PRESS RELEASE
Contact Whitestone REIT:
David K. Holeman, Chief Financial Officer
(713) 435 2227 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR FIRST QUARTER 2013

Highlights (Year-Over-Year)

•	34% increase in quarterly revenues

•	32% increase in quarterly property net operating income ("NOI")

•	35% increase in quarterly Funds From Operations Core ("FFO Core"); FFO Core Per Share of $0.24

•	$25.7 million in Community Centered Property acquisitions in the first quarter of 2013

•	$141.1 million, or 48%, increase in gross real estate assets since March 31, 2012

•	20% increase in net income attributable to Whitestone REIT

Houston, Texas, May 6, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the first quarter of 2013.

“Our Value-Add growth strategy continues to produce solid results, which is evidenced in our year over year increases in revenue, net operating income (NOI), and funds from operations core (FFO Core), “ stated James C. Mastandrea, Chairman and Chief Executive Officer of Whitestone.  Mastandrea continued, “On the operating side, our strategic focus on the small space business model continues to drive improvement in our leasing efforts and margins. On the acquisitions side, we continue to complete acquisitions at a regular pace, completing our first acquisition for 2013 in March, closing on a fully leased Community Centered property in Plano, Texas for $25.7 million, and expect to close another property we currently have under contract within the next 60 days.  The acquisitions we made previously and the ones we expect to make during the balance of 2013, along with the economies of scale we realize in leasing and management, will benefit FFO/share in 2013 and beyond.  As we move forward, we plan to utilize our strong balance sheet to opportunistically target accretive acquisitions and select redevelopments from our deep and growing pipeline of off-market properties in high growth markets, and internal redevelopment opportunities.”

 Highlights: First Quarter 2013 Compared to First Quarter 2012

During the first quarter of 2013, the Company deployed approximately $25.7 million towards acquisitions of value-add Community Centered PropertiesTM in its target markets which contributed only partially to 2013 results.

•	Total revenues for the first quarter of 2013 were $13.9 million, an increase of $3.5 million, or 33%, as compared to the first quarter of 2012.

•
FFO Core for the first quarter 2013 increased 35%, or approximately $1.1 million, to $4.2 million as compared to $3.1 million in the first quarter of 2012. FFO Core per diluted common share and unit of limited partnership interest in the Company's operating partnership ("OP unit") remained at $0.24 for the first quarter of 2013, as compared to $0.24 per diluted common share and OP unit for the same period in 2012. FFO Core excludes acquisition expenses of $138,000 and $64,000 in the first quarter of 2013 and 2012, respectively, and a legal settlement of $131,000 in the first quarter of 2012.

•	FFO for the first quarter 2013 was $4.0 million, or $0.23 per diluted common share and OP unit, as compared to $3.1 million, or $0.25 per diluted common share and OP unit for the first quarter 2012.

•
Property NOI increased 32% to $9.0 million for the first quarter 2013 as compared to $6.8 million for the same period in 2012. The increase of $2.2 million is attributable to same store growth of 4% and acquisitions since March 31, 2012.

•
Net income attributable to Whitestone REIT was $949,000, or $0.06 per diluted common share, for the first quarter 2013, compared to $793,000, or $0.07 per diluted common share, for the same period in 2012.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2013, paid or to be paid in three equal installments of $0.095 in April, May and June 2013. The distribution rate has remained the same since the distribution paid on July 8, 2010.

First Quarter 2013 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate was 86% as of March 31, 2013, a 1% decrease from March 31, 2012. The decrease in occupancy was primarily the result of re-tenanting efforts to continue to strengthen the overall tenant base and revenues. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant re-tenanting and recent acquisitions, increased to 84% as of March 31, 2013 from 83% as of March 31, 2012.

The Company signed 71 new and renewal leases representing 131,000 square feet during the first quarter of 2013 primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. The Company also added 160 new tenants to its roster since March 31, 2012, and now has over 1,100 primarily small entrepreneurial retail service business tenants, an increase of 17% over March 31, 2012.

Community Centered PropertiesTM Portfolio Statistics

As of March 31, 2013, Whitestone owned 52 Community Centered PropertiesTM with approximately 4.4 million square feet of gross leasable area, including three development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of March 31, 2013, provided a 60% premium rental rate compared to Whitestone's larger space tenants. As of March 31, 2013, the Company serviced 1,101 tenants throughout its portfolio.  No single tenant accounted for more than 1.1% of the Company's annualized base rental revenues as of March 31, 2013.

Balance Sheet

Undepreciated real estate assets increased 48%, or $141.1 million, to $436.3 million as of March 31, 2013 as compared to March 31, 2012.

Real estate debt as a percentage of total market capitalization was 45% as of March 31, 2013 as compared to 43% as of March 31, 2012.

Whitestone had 25 properties unencumbered by mortgage debt as of March 31, 2013, with an undepreciated cost basis of $232.9 million. The total undepreciated value of the Company's real estate assets was $436.3 million and $295.2 million as of March 31, 2013 and 2012, respectively. As of March 31, 2013, $90.1 million, or approximately 42%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the first quarter was 4.4%.

On February 4, 2013, Whitestone, through its operating partnership, closed on an amended and restated credit facility that amended its existing $125 million unsecured revolving credit facility. The amended and restated credit facility increased the total borrowing capacity to $175 million, including a $50 million term loan, added an accordion feature that will allow borrowing capacity under the facility to further increase to a total of $225 million, reduced the interest rate by approximately 1% (LIBOR plus a margin of 1.75% - 2.50% based on overall corporate leverage), and extended the term by two years to February 3, 2017, which maturity date maybe extended for an additional year subject to certain conditions, including the payment of an extension fee.

On March 8, 2013, Whitestone, through its operating partnership, entered into an interest rate swap, beginning on January 7, 2014, that fixes the LIBOR portion of the $50 million term loan under the credit facility at 0.84%.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Monday, May 6, 2013 at 5:00 p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-888-481-2862 for domestic participants or 1-719-325-2332 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.
The conference call will be recorded and a telephone replay will be available through May 20, 2013, by dialing 1-877-870-5176 for domestic participants or 1-858-384-5517 for international participants and entering the pass code 3964064. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.
The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the first quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value creation in its community centers, as it markets, leases and manages its centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,100 tenants comprised less than 1.1% of its annualized base rental revenues as of March 31, 2013. Founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website contains filings with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, extraordinary non-recurring expenses, such as those incurred in connection with the relocation agreement entered into with the Company's Chief Executive Officer, legal settlements, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO, although other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFOs of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$436,331	$409,669
Accumulated depreciation	(56,600)	(53,920)
Total real estate assets	379,731	355,749
Cash and cash equivalents	2,843	6,544
Marketable securities	1,705	1,403
Escrows and acquisition deposits	4,529	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	9,059	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	5,025	4,160
Prepaid expenses and other assets	2,939	2,244
Total assets	$405,831	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$216,935	$190,608
Accounts payable and accrued expenses	11,453	13,824
Tenants' security deposits	3,151	3,024
Dividends and distributions payable	5,028	5,028
Total liabilities	236,567	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2013 and December 31, 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 17,024,323 and 16,943,098 issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	17	16
Additional paid-in capital	225,365	224,237
Accumulated other comprehensive loss	(360)	(392)
Accumulated deficit	(61,697)	(57,830)
Total Whitestone REIT shareholders' equity	163,325	166,031
Noncontrolling interest in subsidiary	5,939	6,856
Total equity	169,264	172,887
Total liabilities and equity	$405,831	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Property revenues
Rental revenues	$11,001	$8,128
Other revenues	2,868	2,298
Total property revenues	13,869	10,426

Property expenses
Property operation and maintenance	3,065	2,352
Real estate taxes	1,798	1,310
Total property expenses	4,863	3,662

Other expenses (income)
General and administrative	2,444	1,641
Depreciation and amortization	3,073	2,283
Interest expense	2,449	1,973
Interest, dividend and other investment income	(19)	(70)
Total other expense	7,947	5,827

Income before loss on sale or disposal of assets and income taxes	1,059	937

Provision for income taxes	(65)	(65)
Loss on sale or disposal of assets	(8)	(12)

Net income	986	860

Less: Net income attributable to noncontrolling interests	37	67

Net income attributable to Whitestone REIT	$949	$793

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.07

Weighted average number of common shares outstanding:
Basic	16,819	11,624
Diluted	16,939	11,638

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$986	$860

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(268)	—
Unrealized gain on available-for-sale marketable securities	303	766

Comprehensive income	1,021	1,626

Less: Comprehensive income attributable to noncontrolling interests	38	127

Comprehensive income attributable to Whitestone REIT	$983	$1,499

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2013	2012

Cash flows from operating activities:
Net income	$986	$860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,073	2,283
Amortization of deferred loan costs	273	261
Amortization of notes payable discount	149	—
Gain on sale of marketable securities	—	(1)
Loss on sale or disposal of assets	8	12
Bad debt expense	317	132
Share-based compensation	356	78
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,143	2,378
Accrued rents and accounts receivable	(777)	(551)
Unamortized lease commissions	(263)	(280)
Prepaid expenses and other assets	162	177
Accounts payable and accrued expenses	(2,621)	(2,980)
Tenants' security deposits	127	45
Net cash provided by operating activities	3,933	2,414

Cash flows from investing activities:
Acquisitions of real estate	(25,700)	—
Additions to real estate	(1,197)	(2,893)
Investments in marketable securities	—	(750)
Proceeds from sales of marketable securities	—	2,614
Net cash used in investing activities	(26,897)	(1,029)

Cash flows from financing activities:
Distributions paid to common shareholders	(4,807)	(3,322)
Distributions paid to OP unit holders	(194)	(301)
Payments of exchange offer costs	(34)	(225)
Proceeds from notes payable	—	6,956
Proceeds from revolving credit facility, net	26,400	—
Repayments of notes payable	(1,017)	(713)
Payments of loan origination costs	(1,085)	(1,187)
Net cash provided by financing activities	19,263	1,208

Net increase (decrease) in cash and cash equivalents	(3,701)	2,593
Cash and cash equivalents at beginning of period	6,544	5,695
Cash and cash equivalents at end of period	$2,843	$8,288

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,146	$1,671
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$130	$11
Financed insurance premiums	$883	$31
Value of shares issued under dividend reinvestment plan	$23	$22
Accrued offering costs	$20	$54
Value of common shares exchanged for OP units	$782	$4,917
Change in fair value of available-for-sale securities	$303	$766
Change in fair value of cash flow hedge	$(268)	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, expect per share and per unit data)

	Three Months Ended March 31,
	2013	2012
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$949	$793
Depreciation and amortization of real estate assets	3,050	2,249
Loss on disposal of assets	8	12
Net income attributable to noncontrolling interests	37	67
FFO	4,044	3,121

Acquisition costs	138	64
Legal settlement	—	(131)
FFO-Core	$4,182	$3,054

FFO PER SHARE AND OP UNIT:
Numerator:
FFO	$4,044	$3,121
Distributions paid on unvested restricted common shares	(11)	(4)
FFO excluding amounts attributable to unvested restricted common shares	$4,033	$3,117
FFO Core excluding amounts attributable to unvested restricted common shares	$4,171	$3,050

Denominator:
Weighted average number of total common shares - basic	16,819	11,624
Weighted average number of total noncontrolling OP units - basic	653	992
Weighted average number of total commons shares and noncontrolling OP units - basic	17,472	12,616

Effect of dilutive securities:
Unvested restricted shares	120	14
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,592	12,630

FFO per common share and OP unit - basic	$0.23	$0.25
FFO per common share and OP unit - diluted	$0.23	$0.25

FFO Core per common share and OP unit - basic	$0.24	$0.24
FFO Core per common share and OP unit - diluted	$0.24	$0.24

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$949	$793
General and administrative expenses	2,444	1,641
Depreciation and amortization	3,073	2,283
Interest expense	2,449	1,973
Interest, dividend and other investment income	(19)	(70)
Provision for income taxes	65	65
Loss on disposal of assets	8	12
Net income attributable to noncontrolling interests	37	67
NOI	$9,006	$6,764